UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

REPUBLIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (502) 584-3600

NOT APPLICABLE
(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Republic Bancorp, Inc. held its Annual Meeting of Shareholders on Thursday, April 24, 2014 (“Annual Meeting”). The following matters were voted upon:

(1)	The election of Directors;
(2)	The ratification of Crowe Horwath LLP as the independent registered public accountants for the year ending December 31, 2014; and

The final number of votes cast with respect to each matter is set out below:

(1)         The election of Directors:

Nominee	Votes For	Votes Withheld	Broker Non Votes
Steven E. Trager	34,152,583	437,456	2,464,468
A. Scott Trager	34,269,217	320,822	2,464,468
R. Wayne Stratton	34,150,090	439,949	2,464,468
Michael T. Rust	34,187,258	402,781	2,464,468
Sandra Metts Snowden	34,281,896	308,143	2,464,468
Susan Stout Tamme	34,142,790	447,249	2,464,468
Craig A. Greenberg	31,975,246	2,614,793	2,464,468

(2)         The ratification of Crowe Horwath LLP as the independent registered public accountants for the year ending December 31, 2014:

For	36,954,103
Against	88,882
Abstain	11,521
Broker Non Vote	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date:	April 25, 2014	By:	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer